FOR IMMEDIATE RELEASE
                                                           ---------------------

              P&G DELIVERS EARNINGS GROWTH AT HIGH END OF GUIDANCE
              ----------------------------------------------------

         CINCINNATI, April 28, 2003 - The Procter & Gamble Company (NYSE:PG) announced another quarter of strong volume growth driving double-digit earnings progress. This is the fifth consecutive quarter of double-digit core net earnings progress - and attainment of long-term growth objectives.

         Unit volume for the quarter grew seven percent over the prior year, behind double-digit growth in the health care business and continued strong results in Asia and Central and Eastern Europe. Excluding acquisitions and divestitures, unit volume increased eight percent. Net sales were $10.66 billion, up eight percent versus year-ago. Sales include a positive three percent impact from foreign exchange, partially offset by pricing investments to stimulate growth and price changes to remain competitive. In addition, sales growth was reduced two percent by acquisition and divestiture impacts.

         "P&G's core businesses and leading brands are strong," said A.G. Lafley, P&G chairman of the board, president and chief executive. "We are broadening product offerings in core categories. We are offering better consumer value and leading innovation in developing and developed markets, and are on track to deliver P&G's fiscal year sales and earnings goals in a very challenging global economic environment."

         Net earnings for the quarter were $1.27 billion, or $0.91 per share, up 23 percent versus year-ago. Results included a $66 million after tax ($0.05 per share) restructuring charge related to the Company's program to streamline its operations and business portfolio. Net earnings in the year-ago quarter were $1.04 billion, or $0.74 per share, including a $147 million after tax ($0.10 per share) restructuring charge.


                                                                    - More -

         Core net earnings, which excludes restructuring charges, grew 13 percent to $1.34 billion for the quarter. On a per share basis, core net earnings grew 14 percent to $0.96. Restructuring program charges include separation related costs, asset write-downs, accelerated depreciation and other costs directly related to the Company's reorganization.

         Given the clearly defined scope of this restructuring, beginning in 1999 and ending in 2003, the Company believes excluding these program charges from the Company's results provides investors with additional perspective on the Company's underlying business trends and results. This is consistent with the Company's external segment reporting and internal management goal-setting. As such, restructuring charges are not included in business segment results, but instead are reported in the Corporate segment.

KEY FINANCIAL HIGHLIGHTS
------------------------

o This quarter's top line results include pricing investments to continue to offer good consumer value in a difficult economic environment. These investments expanded the Company's mid-tier and developing market businesses and improved in-store presence and merchandising in Western Europe. In addition, competition-driven pricing adjustments were made by Crest Whitestrips(R) in response to a competitive entry, baby care to maintain shelf price parity versus a key competitor, and coffee and family care to match key competitors' merchandising.

o Gross margin, including restructuring charges in both periods, was 49.4 percent, an increase of 60 basis points versus year-ago, primarily due to lower restructuring charges in the current quarter. Gross margin includes $46 million before tax of restructuring charges in the current quarter and $92 million before tax in the prior quarter.

o Core gross margin, which excludes restructuring charges remained even at 49.8 percent, reflecting a very strong base period that delivered a 310 basis point improvement. In the current quarter, a portion of base business and restructuring savings were reinvested in initiative and pricing activities to stimulate future growth.

o MR&A as a percent of sales improved 110 basis points. This includes $41 million before tax in restructuring charges in the current quarter and $99 million before tax in the same quarter, year-ago. Core MR&A, which excludes restructuring, as a percent of sales improved 50 basis points behind lower overhead spending, which more than offset increased marketing investments, particularly in health care and beauty care.

o Operating margin, including restructuring charges in both periods, increased 170 basis points to 18.4 percent for the quarter. Core operating margin, which excludes $87 million before tax of restructuring charges in the current year and $191 million in the prior year, expanded 50 basis points to 19.2 percent.

o The Company's operating cash flow for the quarter was $2.41 billion, a seven percent increase versus year-ago. Operating cash flow less capital spending, (free cash flow) for the third quarter was $2.06 billion, a 21 percent increase over the same quarter year-ago. For the first three quarters of the year, free cash flow was $5.77 billion, representing a $1.57 billion increase over the same period last year. The majority of the year-over-year improvement is driven by earnings increases with lower capital spending also contributing. Fiscal year-to-date operating cash flow generation increased 24 percent to $6.74 billion.

BUSINESS SEGMENT DISCUSSION:
---------------------------

         The following provides additional perspective on the Company's January
- March results by business segment.

o Baby and family care delivered robust results this quarter with strong volume, sales and earnings growth. Unit volume increased seven percent behind continued growth in baby care, driven primarily by Pampers Baby Stages of Development(R) and solid results in North America and Western Europe family care. Net sales increased nine percent to $2.47 billion, including a positive four percent foreign exchange impact. Positive mix behind strength in premium tier diapers was more than offset by temporary pricing adjustments in North America to reach shelf unit price parity with key competition in baby care and retain competitive pricing in family care. Earnings increased 39 percent to $200 million reflecting volume growth, cost reductions and lower promotional marketing investment versus the base period.

o Health care delivered double-digit unit volume, net sales and net earnings growth this quarter. Unit volume increased 18 percent, driven by strong results in oral care and continued strength in pharmaceuticals. Net sales were $1.43 billion, up 18 percent including a three percent positive foreign exchange impact that was offset by lower Crest Whitestrips pricing versus year-ago. Crest(R) and Actonel(R) both delivered particularly strong volume and sales growth. Health care's net earnings increased 19 percent to $147 million primarily behind volume. Strong gross margin progress was re-invested in marketing, primarily in oral care.

o Beauty care continued its trend of strong business results. Unit volume was up nine percent driven by hair care, including continued strength behind Pantene(R) and Head & Shoulders(R), and feminine care. Sales grew 10 percent, including a positive four percent foreign exchange impact, reaching $3.03 billion. Negative pricing and mix impacts were driven by the repositioning of the Company's portfolio of hair care brands such as Pert(R), Aussie(R) and Renewal 5x(R) into multiple price tiers. Net earnings were $463 million, up 19 percent, driven by volume and continued cost reductions, despite increased marketing investments.

o Fabric and home care delivered strong topline results this quarter. Unit volume grew nine percent and was broad-based, led by strength in North America home care and developing markets. Net sales were up eight percent to $3.06 billion. This includes a positive two percent foreign exchange impact partially offset by mix impacts from strong growth in mid-tier brands and developing markets. Additionally, pricing investments behind mid-tier growth in North America and increased spending in support of improved in-store presence and merchandising in Western Europe contributed to sales growth lagging volume growth. Net earnings increased six percent to $499 million, as volume growth was partially offset by the funding of increased initiative spending and in-store marketing investments including the launch of Mr. Proper(R) in Germany and Bold(R) in Japan.

o Snacks and beverages unit volume was down one percent as improved snacks results in North America and Western Europe were offset by soft results in beverages. Sales grew one percent to $756 million, including a positive four percent foreign exchange impact. Following several quarters of strong earnings progress, current quarter net earnings declined 22 percent to $50 million. This partly reflects the response to competitive promotional spending in the U.S. coffee market, which has escalated at a rate in excess of that justified by commodity price declines, resulting in increased spending to defend Folgers(R) share, which continued to grow.

FOURTH QUARTER ESTIMATE
-----------------------

         For the June quarter, volume is expected to increase by five to seven percent, despite a high base period versus year-ago. Net sales are expected to grow in the mid to high single-digits versus year-ago; foreign exchange is expected to positively impact the top line by two to three percent. This results in an expected sales growth range, excluding foreign exchange, of four to five percent. This measure is consistent with how management has previously communicated the company's topline growth objectives. As a result of the strong topline growth, core earnings per share, which excludes restructuring charges, is expected to grow ten to twelve percent. Reported earnings per share are expected to grow at a lower rate than core earnings per share, reflecting base business growth and a higher level of restructuring charges versus the base period.

         All statements, other than statements of historical fact included in this news release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the achievement of expected cost and tax savings associated with changes in the Company's organization structure; (2) the ability to achieve business plans, including growing volume profitably, despite high levels of competitive activity, especially with respect to the product categories and geographical markets in which the Company has chosen to focus; (3) the ability to manage and maintain key customer relationships; (4) the achievement of growth in significant developing markets such as China, Turkey, Mexico, the Southern Cone of Latin America, the countries of Central and Eastern Europe and the countries of Southeast Asia; (5) the ability to successfully manage regulatory, tax and legal matters, including resolution of pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas; (7) the ability to successfully manage currency (including currency issues in Latin America), interest rate and certain commodity cost exposures; (8) the ability to manage the continued political and/or economic uncertainty in Latin America (including Venezuela) and war in the Middle East, as well as any political and/or economic uncertainty due to terrorist activities or war (including Korea); and (9) the successful acquisition, transition, integration, and operation of the Wella business. If the Company's assumptions and estimates are incorrect or do not come to fruition, or if the Company does not achieve all of these key factors, then the Company's actual results might differ materially from the forward-looking statements made herein.

ABOUT PROCTER & GAMBLE
----------------------

         Two billion times a day, P&G brands touch the lives of people around the world. Some of the nearly 300 P&G brands consumers know and use with confidence in over 160 countries around the world include: Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 102,000 employees working in almost 80 countries worldwide. Please visit WWW.PG.COM for the latest news and in-depth information about P&G and its brands.

                                      # # #

P&G CONTACTS:
------------
MEDIA
Before 9:00 a.m. EDT                 Terry Loftus, (513) 983-9736

After 9:00 a.m. EDT:
P&G Corporate Media Center:
         U.S. media call:              1-(866) PROCTER (1-866-776-2837)
         Media outside the U.S. call: +1-(513) 945-9087

INVESTOR RELATIONS
------------------
John P. Goodwin - (513) 983-2414

         P&G will webcast its conference call on Monday, April 28, 2003, at 8:30 a.m. EDT to review its third quarter 2002/03 results. The call will last approximately one hour. You may receive the web cast by going to our web site at: http://www.pg.com/investors

         We suggest you check in at least ten minutes in advance of the start time to complete the brief registration process and ensure you are set up to receive the webcast.

                                                 THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                                 (Amounts in Millions Except Per Share Amounts)
                                                       Consolidated Earnings Information
                                                  ----------------------------------------------------------------------------------
                                                                        Three Months Ended March 31, 2003
                                                  ----------------------------------------------------------------------------------
                                                                  % Change         Earnings      % Change                 % Change
                                                                    Versus           Before        Versus          Net      Versus
                                                   Net Sales      Year Ago     Income Taxes      Year Ago     Earnings    Year Ago
                                                  ----------------------------------------------------------------------------------
FABRIC AND HOME CARE                               $   3,061            8%      $       752            5%     $    499          6%
BABY AND FAMILY CARE                                   2,473            9%              334           30%          200         39%
BEAUTY CARE                                            3,026           10%              685           15%          463         19%
HEALTH CARE                                            1,428           18%              227           21%          147         19%
SNACKS AND BEVERAGES                                     756            1%               87          -19%           50        -22%
                                                  ----------------------------------------------------------------------------------
    TOTAL BUSINESS SEGMENT                            10,744           10%            2,085           12%        1,359         14%
CORPORATE (excluding restructuring costs)                (88)          n/a             (142)          n/a          (20)        n/a
                                                  ----------------------------------------------------------------------------------
    TOTAL COMPANY - CORE                              10,656            8%            1,943           12%        1,339         13%
RESTRUCTURING COSTS                                        0           n/a              (87)          n/a          (66)        n/a
                                                  ----------------------------------------------------------------------------------
    TOTAL COMPANY - REPORTED                       $  10,656            8%      $     1,856           20%     $  1,273         23%
                                                  ==================================================================================


                                                  ----------------------------------------------------------------------------------
                                                                          Nine Months Ended March 31, 2003
                                                  ----------------------------------------------------------------------------------
                                                                  % Change         Earnings      % Change                 % Change
                                                                    Versus           Before        Versus          Net      Versus
                                                   Net Sales      Year Ago     Income Taxes      Year Ago     Earnings    Year Ago
                                                  ----------------------------------------------------------------------------------
FABRIC AND HOME CARE                               $   9,295            7%      $     2,329           14%     $  1,560         15%
BABY AND FAMILY CARE                                   7,425            7%            1,177           18%          717         21%
BEAUTY CARE                                            9,146           15%            2,220           20%        1,518         19%
HEALTH CARE                                            4,405           18%              876           32%          596         37%
SNACKS AND BEVERAGES                                   2,459            2%              377            3%          251          7%
                                                  ----------------------------------------------------------------------------------
    TOTAL BUSINESS SEGMENT                            32,730           10%            6,979           18%        4,642         19%
CORPORATE (excluding restructuring costs)               (277)          n/a             (436)          n/a         (134)        n/a
                                                  ----------------------------------------------------------------------------------
    TOTAL COMPANY - CORE                              32,453            8%            6,543           13%        4,508         13%
RESTRUCTURING COSTS                                        4           n/a             (370)          n/a         (277)        n/a
                                                  ----------------------------------------------------------------------------------
    TOTAL COMPANY - REPORTED                        $ 32,457            8%      $     6,173           21%       $4,231         23%
                                                  ==================================================================================


                                                 THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                                       JANUARY-MARCH NET SALES INFORMATION
                                                         (Percent Change vs. Year Ago) **

                                                        Volume
                            ------------------------------------
                                       With          Without
                               Acquisitions/    Acquisitions/                                      Total   Total Impact
                                Divestitures     Divestitures        FX     Price   Mix/Other     Impact          Ex-FX
                            -------------------------------------------------------------------------------------------
FABRIC AND HOME CARE                      9%               9%        2%       -1%         -2%         8%            6%
BABY AND FAMILY CARE                      7%               7%        4%       -3%          1%         9%            5%
BEAUTY CARE                               9%               9%        4%       -1%         -2%        10%            6%
HEALTH CARE                              18%              18%        3%       -3%          0%        18%           15%
SNACKS AND BEVERAGES                     -1%              -1%        4%       -1%         -1%         1%           -3%
   TOTAL COMPANY (CORE)                   7%               8%        3%       -2%          0%         8%            5%


** These sales percentage changes are approximations based on quantitative formulas that are consistently applied.

                                                   THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                                   (Amounts in Millions Except Per Share Amounts)
                                                        Consolidated Earnings Information

-------------------------------------------------------------------------------------------------------------------------
                                                                                JFM QUARTER
-------------------------------------------------------------------------------------------------------------------------
                                                                                       W/O Restructuring Chgs
                                                     JFM 03       JFM 02     % CHG         JFM 03       JFM 02     % CHG
                                                 ----------    ---------    ------     ----------    ---------    ------
NET SALES                                         $  10,656     $  9,900       8 %      $  10,656     $  9,885       8 %
 COST OF PRODUCTS SOLD                                5,394        5,070       6 %          5,348        4,963       8 %
                                                 ----------    ---------    ------     ----------    ---------    ------
GROSS MARGIN                                          5,262        4,830       9 %          5,308        4,922       8 %
 MARKETING, RESEARCH &  ADMINISTRATION                3,305        3,176       4 %          3,264        3,077       6 %
                                                 ----------    ---------    ------     ----------    ---------    ------
OPERATING INCOME                                      1,957        1,654      18 %          2,044        1,845      11 %
 TOTAL INTEREST EXPENSE                                 138          146                      138          146
 OTHER NON-OPERATING INCOME, NET                         37           40                       37           40
                                                 ----------    ---------    ------     ----------    ---------    ------
EARNINGS BEFORE INCOME TAXES                          1,856        1,548      20 %          1,943        1,739      12 %
 INCOME TAXES                                           583          509                      604          553
                                                 ----------    ---------    ------     ----------    ---------    ------
NET EARNINGS                                      $   1,273     $  1,039      23 %       $  1,339     $  1,186      13 %
                                                 ==========    =========    ======     ==========    =========    ======
EFFECTIVE TAX RATE                                   31.4 %       32.9 %                   31.1 %       31.8 %



PER COMMON SHARE:
 BASIC NET EARNINGS                               $    0.96       $ 0.78      23 %       $   1.01     $   0.89      13 %
 DILUTED NET EARNINGS                             $    0.91       $ 0.74      23 %       $   0.96     $   0.84      14 %
 DIVIDENDS                                        $    0.41       $ 0.38                 $   0.41     $   0.38
AVERAGE DILUTED SHARES OUTSTANDING                  1,395.8      1,405.7                  1,395.8      1,405.7


                                                                           Basis Pt                               Basis Pt
COMPARISONS AS A % OF NET SALES                                               Chg                                    Chg
-------------------------------                                            --------                               --------
 COST OF PRODUCTS SOLD                               50.6 %       51.2 %                   50.2 %       50.2 %
 GROSS MARGIN                                        49.4 %       48.8 %        60         49.8 %       49.8 %          -
 MARKETING, RESEARCH &  ADMINISTRATION               31.0 %       32.1 %                   30.6 %       31.1 %
 OPERATING MARGIN                                    18.4 %       16.7 %       170         19.2 %       18.7 %         50
 EARNINGS BEFORE INCOME TAXES                        17.4 %       15.6 %                   18.2 %       17.6 %
 NET EARNINGS                                        11.9 %       10.5 %                   12.6 %       12.0 %

-------------------------------------------------------------------------------------------------------------------------
                                                                                    FYTD
-------------------------------------------------------------------------------------------------------------------------
                                                                                       W/O Restructuring Chgs
                                                    3/31/03      3/31/02     % CHG        3/31/03      3/31/02     % CHG
                                                 ----------    ---------    ------     ----------    ---------    ------
NET SALES                                         $  32,457     $ 30,069       8 %      $  32,453     $ 30,016       8 %
 COST OF PRODUCTS SOLD                               16,373       15,520       5 %         16,160       15,211       6 %
                                                 ----------    ---------    ------     ----------    ---------    ------
GROSS MARGIN                                         16,084       14,549      11 %         16,293       14,805      10 %
 MARKETING, RESEARCH &  ADMINISTRATION                9,700        9,269       5 %          9,539        8,835       8 %
                                                 ----------    ---------    ------     ----------    ---------    ------
OPERATING INCOME                                      6,384        5,280      21 %          6,754        5,970      13 %
 TOTAL INTEREST EXPENSE                                 425          453                      425          453
 OTHER NON-OPERATING INCOME, NET                        214          262                      214          262
                                                 ----------    ---------    ------     ----------    ---------    ------
EARNINGS BEFORE INCOME TAXES                          6,173        5,089      21 %          6,543        5,779      13 %
 INCOME TAXES                                         1,942        1,647                    2,035        1,806
                                                 ----------    ---------    ------     ----------    ---------    ------
NET EARNINGS                                          4,231     $  3,442      23 %      $   4,508     $  3,973      13 %
                                                 ==========    =========    ======     ==========    =========    ======
EFFECTIVE TAX RATE                                   31.5 %       32.4 %                   31.1 %       31.3 %



PER COMMON SHARE:
 BASIC NET EARNINGS                               $    3.19     $   2.58      24 %      $    3.40     $   2.99      14 %
 DILUTED NET EARNINGS                             $    3.01     $   2.45      23 %      $    3.21     $   2.83      13 %
 DIVIDENDS                                        $    1.23     $   1.14                $    1.23     $   1.14
AVERAGE DILUTED SHARES OUTSTANDING                  1,401.9      1,402.5                  1,401.9      1,402.5



                                                                           Basis Pt                               Basis Pt
COMPARISONS AS A % OF NET SALES                                               Chg                                    Chg
-------------------------------                                            --------                               --------
 COST OF PRODUCTS SOLD                               50.4 %        51.6 %                  49.8 %        50.7 %
 GROSS MARGIN                                        49.6 %        48.4 %      120         50.2 %        49.3 %        90
 MARKETING, RESEARCH &  ADMINISTRATION               29.9 %        30.8 %                  29.4 %        29.4 %
 OPERATING MARGIN                                    19.7 %        17.6 %      210         20.8 %        19.9 %        90
 EARNINGS BEFORE INCOME TAXES                        19.0 %        16.9 %                  20.2 %        19.3 %
 NET EARNINGS                                        13.0 %        11.4 %                  13.9 %        13.2 %

            THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                        (Amounts in Millions)
                 Consolidated Cash Flows Information
                                                                                     --------------------------------------
                                                                                             Nine Months Ended March 31
                                                                                     --------------------------------------
                                                                                               2003                    2002
                                                                                     --------------           -------------
OPERATING ACTIVITIES
    NET EARNINGS                                                                     $        4,231           $       3,442
    DEPRECIATION AND AMORTIZATION                                                             1,231                   1,188
    DEFERRED INCOME TAXES                                                                       277                     249
    CHANGES IN:
        ACCOUNTS RECEIVABLE                                                                     183                      10
        INVENTORIES                                                                            (221)                   (226)
        ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES                                         423                   1,061
        OTHER OPERATING ASSETS & LIABILITIES                                                     73                    (359)
    OTHER                                                                                       542                      66
                                                                                     --------------           -------------
  TOTAL OPERATING ACTIVITIES                                                                  6,739                   5,431
                                                                                     --------------           -------------
CAPITAL EXPENDITURES                                                                           (967)                 (1,224)
                                                                                     --------------           -------------
FREE CASH FLOW BEFORE DIVIDENDS                                                      $        5,772           $       4,207
                                                                                     ==============           =============




            THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                        (Amounts in Millions)
               Consolidated Balance Sheet Information
                                                                                     March 31, 2003           June 30, 2002
                                                                                     --------------           -------------
CASH AND CASH EQUIVALENTS                                                            $        5,513           $       3,427
INVESTMENTS SECURITIES                                                                          312                     196
ACCOUNTS RECEIVABLE                                                                           2,960                   3,090
TOTAL INVENTORIES                                                                             3,763                   3,456
OTHER                                                                                         1,917                   1,997
                                                                                     --------------           -------------
TOTAL CURRENT ASSETS                                                                         14,465                  12,166

NET PROPERTY, PLANT AND EQUIPMENT                                                            13,078                  13,349
NET GOODWILL AND OTHER INTANGIBLE ASSETS                                                     13,465                  13,430
OTHER NON-CURRENT ASSETS                                                                      1,675                   1,831
                                                                                     --------------           -------------
TOTAL ASSETS                                                                         $       42,683           $      40,776
                                                                                     ==============           =============

ACCOUNTS PAYABLE                                                                     $        2,064           $       2,205
ACCRUED AND OTHER LIABILITIES                                                                 5,654                   5,330
TAXES PAYABLE                                                                                 1,818                   1,438
DEBT DUE WITHIN ONE YEAR                                                                      2,794                   3,731
                                                                                     --------------           -------------
TOTAL CURRENT LIABILITIES                                                                    12,330                  12,704

LONG-TERM DEBT                                                                               11,333                  11,201
OTHER                                                                                         3,495                   3,165
                                                                                     --------------           -------------
TOTAL LIABILITIES                                                                            27,158                  27,070
                                                                                     --------------           -------------
                                                                                     --------------           -------------
TOTAL SHAREHOLDERS' EQUITY                                                                   15,525                  13,706
                                                                                     --------------           -------------
                                                                                     --------------           -------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                                             $       42,683           $      40,776
                                                                                     ==============           =============